UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2014

II-VI Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	000-16195	25-1214948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard Saxonburg, Pennsylvania	16056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 352-4455

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 16, 2014, the Board of Directors (the “Board”) of II-VI Incorporated (the “Company”) approved and adopted an amendment to Article III of the Company’s Amended and Restated By-Laws (“By-Laws”). The amendments to the By-Laws update the duties and authorities of each of the Chief Executive Officer and President of the Company, as follows:

•	the Chief Executive Officer, subject to the control of the Board of Directors, shall have management and supervision over and exercise general executive powers concerning all the property, business and affairs of the Company; shall have general management and supervision over all other officers, including the President, and may appoint and remove officers, other agents and employees; and shall be, ex officio, a member of all standing committees; and

•	the President shall, under the direction of the Chief Executive Officer, be responsible for the operation of the Company; be charged with carrying out the policies, programs, orders and resolutions adopted or approved by the Chief Executive Officer or by the Board of Directors; have such other powers and perform such other duties as may from time to time be assigned or delegated to the President by the Chief Executive Officer or by the Board of Directors; and, at the request of the Chief Executive Officer or in his/her absence or disability, the President shall have and exercise the powers and duties of the Chief Executive Officer.

The preceding summary of the amendments to the By-Laws is qualified in its entirety by reference to, and should be read in connection with, the complete copy of the Amended and Restated Bylaws attached hereto as Exhibit 3.1, which is incorporated herein by reference. Additionally, a copy of the Amended and Restated By-Laws, marked to show changes to the former By-Laws, is also included as Exhibit 3.1.1 attached hereto

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of II-VI Incorporated

3.1.1	Amended and Restated By-Laws of II-VI Incorporated (Marked to Show Changes from Prior By-Laws)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

II-VI Incorporated
(Registrant)

By:	/s/ Mary Jane Raymond
Mary Jane Raymond

Chief Financial Officer and Treasurer

Dated: August 19, 2014

Exhibit Index

3.1	Amended and Restated By-Laws of II-VI Incorporated

3.1.1	Amended and Restated By-Laws of II-VI Incorporated (Marked to Show Changes from Prior By-Laws)

4